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                        [COOPERS & LYBRAND LETTERHEAD]



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Plexus Corp. on Form S-8 (File No.33-23490 and File No.333-06469) of our report dated September 26, 1997 on our audits of the financial statements and supplemental schedules of the Plexus Corp. Employee Stock Savings Plan as of December 31, 1996 and 1995, and for the year ended December 31, 1996, which report is incorporated by reference and included in this Annual Report on Form 11-K.



/s/ Coopers & Lybrand LLP

Milwaukee, Wisconsin
October 9, 1997